Exhibit 99.1

Guerrilla RF Announces Reverse Stock Split in Preparation for a Proposed Uplisting to a National Exchange

Company enacts a one-for-six reverse stock split as the next step in the process of uplisting its stock on a national securities exchange

GREENSBORO, N.C.—April 14, 2023—Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of state-of-the-art radio frequency (RF) and microwave communications solutions, announced that it will implement a one-for-six reverse split of its outstanding and authorized common stock, effective at 12:01 a.m. (EST) on April 17, 2023. Guerrilla RF’s common stock will continue trading under the temporary symbol “GUERD” on a reverse stock-split-adjusted basis on the OTCQX when the market opens on April 17, 2023.

The reverse stock split was approved by the Company’s board of directors and shareholders on April 5, 2023 for the purpose of filing an application to uplist Guerrilla RF’s common stock to a national exchange. The reverse stock split is intended to fulfill the stock price requirements for initial listing on a national exchange.

“We believe that uplisting to a national securities exchange will allow us greater access to capital, better liquidity, and more visibility for our brand as we embark on the next phase of our commercialization strategy. This coincides with our focus on expanding the depth and breadth of our product pipeline and moving into the highly lucrative industry verticals — 5G, automotive connectivity, cellular boosters and DAS, military radios, and wireless audio. This is an important step in our previously announced capital markets strategy to increase the liquidity and visibility of Guerrilla RF’s common stock and better serve our shareholders,” said Sam Funchess, Vice President of Investor Relations at Guerrilla RF.

On the effective date of the reverse split, every six shares of issued and outstanding common stock will become one share of newly issued and outstanding common stock. The reverse stock split will not affect any shareholder’s ownership percentage of Guerrilla RF. Any fractional shares resulting from the reverse split will be rounded up to the nearest whole share.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance state-of-the-art radiofrequency (RF) and microwave communication solutions for wireless OEMs in multiple high-growth market segments, that include network infrastructure for 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 100+ high-performance RF and microwave semiconductor devices with 50+ new products in development. As one of the fastest growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. To date, the Company has shipped over 150 million devices and has repeatedly been included in Inc. Magazine’s annual "Inc. 5000" list. Guerrilla RF recently made the top "Inc. 500" list for the second year in a row. For more information, please visit https://guerrilla-rf.com or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results, or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company's filings with the SEC, available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Sam Funchess, VP of Investor Relations

sfunchess@guerrilla-rf.com

+1 336 510 7840